UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014 (September 7, 2014)

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

            401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

                                    (419) 783-8950

(Registrant’s telephone number, including area code)

                                           Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 8, 2014, SB Financial Group, Inc. (the “Company”) issued a press release announcing its completion of the early redemption of $10.3 million of fixed-rate Trust Preferred Securities (TRUPs) issued by Rurban Statutory Trust I (“RST I”). The TRUPs carried a fixed interest rate of 10.6% and were scheduled to mature on September 7, 2030. The Company previously notified the trustee of RST I of the Company’s intention to redeem all of the junior subordinated debentures underlying the TRUPs prior to their contractual maturity date of September 7, 2030. The Company redeemed the junior subordinated debentures on September 7, 2014 for an aggegate amount of $11.2 million, which included accrued interest to the redemption date and approximately $400,000 in prepayment penalties.

The Company used cash and a term loan from a correspondence bank in the principal amount of $7.0 million to fund the redemption of the junior subordinated debentures. The loan has a term of five years and carries a variable rate tied to the 90-day LIBOR rate.

A copy of the Company’s September 8, 2014 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by SB Financial Group, Inc. on September 8, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: September 11, 2014	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K

Dated September 11, 2014

SB Financial Group, Inc.

Exhibit No.	Description
99.1	Press Release issued by SB Financial Group, Inc. on September 8, 2014

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